UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016 (February 2, 2016)

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HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas (Address of principal executive offices)		75201-1507 (Zip code)
(214) 871-3555
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2016, George J. Damiris was appointed as a director of Holly Logistic Services, L.L.C. (the “Company”), effective as of such date. The Company is the general partner of HEP Logistics Holdings, L.P. (the “General Partner”), which is the general partner of Holly Energy Partners, L.P. (the “Partnership”).  The number of directors of the Company was increased by one to accommodate Mr. Damiris’s appointment.
Mr. Damiris, 55, has served as Chief Executive Officer and President of HollyFrontier Corporation (“HFC”) since January 2016. He previously served as Executive Vice President and Chief Operating Officer of HFC from September 2014 until January 2016 and as Senior Vice President, Supply and Marketing of HFC from January 2008 until September 2014. Mr. Damiris joined HFC in 2007 as Vice President, Corporate Development after an 18-year career with Koch Industries, where he was responsible for managing various refining, chemical, trading, and financial businesses. Mr. Damiris has served on the Board of Directors of HFC since December 2015. Mr. Damiris brings to the Board of Directors of the Company (the “Board”) extensive industry experience and significant insight into issues facing the industry. His knowledge of the day-to-day operations of HFC provides a significant resource for the Board and facilitates discussions between the Board and HFC management.
Mr. Damiris will not receive any additional compensation for his service as a director of the Company since Mr. Damiris is an officer of HFC, which controls the Company and the General Partner. There are no arrangements or understandings between Mr. Damiris and any other person pursuant to which Mr. Damiris was selected as a director. Mr. Damiris does not have any family relationship with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There are no transactions in which Damiris has an interest requiring disclosure under item 404(a) of Regulation S-K.
As a result of the appointment of Mr. Damiris as a director of the Company, effective as of February 2, 2016, the members of the Company’s Board of Directors are Matthew P. Clifton, George J. Damiris, Charles M. Darling, IV, William J. Gray, Michael C. Jennings, Jerry W. Pinkerton, P. Dean Ridenour, William P. Stengel and James G. Townsend.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Denise C. McWatters
Name:	Denise C. McWatters
Title:	Senior Vice President and General Counsel
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Date: February 2, 2016